                                                               Exhibit 12.1

                             Boston Edison Company
               Computation of Ratio of Earnings to Fixed Charges
                    Twelve Months Ended September 30, 1999
                                 (in thousands)


Net income from continuing operations               $162,582

Income taxes                                          65,521

Fixed charges                                         99,007
                                                    --------

     Total                                          $327,110
                                                    ========

Interest expense                                    $ 89,174
Interest component of rentals                          9,833
                                                    --------

     Total                                          $ 99,007
                                                    ========

Ratio of earnings to fixed charges                      3.30
                                                        ====